UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 9, 2008
(Date of earliest event reported: September 10, 2008)

FRESH IDEAS MEDIA, INC.
(Exact name of registrant as specified in its charter)

           Nevada                     333-132252                 20-2574314
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
of Incorporation)                                            Identification No.)

4890 Silver Pine Drive, Castle Rock, Colorado 08108
(Address of principal executive offices)

Registrant's telephone number, including area code (303) 703-7939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The information included under this Item 8.01 and in Exhibit 99.1 in this Current Report on Form 8-K is being furnished, and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under this Item 8.01 and in Exhibit 99.1 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On or about September 10, 2008, the registrant will mail an information statement to the holders of record at the close of business September 9, 2008 of the common stock, par value $0.001 per share of Fresh Ideas Media, Inc., a Nevada corporation, in connection with the spin-off of Community Alliance, Inc., a wholly owned Nevada subsidiary of Fresh Ideas. The spin-off is being done in connection with a proposed share exchange transaction between Fresh Ideas, Ever Auspicious International Limited, a Hong Kong corporation and Ever Auspicious' sole shareholder, Bright Praise Enterprises Limited, a British Virgin Islands company, pursuant to which Fresh Ideas will own 100% of the issued and outstanding shares of Ever Auspicious, and Bright Praise will become the majority shareholder of Fresh Ideas. The consummation of the spin-off is subject to, among other things, the consummation of the share exchange. There is no assurance at this time that the share exchange will be consummated, and therefore there can be no assurance that the spin-off will be consummated.

Item 9.01 Financial Statements and Exhibits

The following exhibit is being furnished, and is not deemed to be filed:

Exhibit 99.1  Information Statement.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 9, 2008

FRESH IDEAS MEDIA, INC.

By:     /s/ Phillip E. Ray
        ------------------
Name:   Phillip E. Ray
Title:  President and Chief Executive Officer